UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

SGB INTERNATIONAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-53490	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

No. 25 Jia He Road, Xinjing Centre, Unit C2606
Siming District, Xiamen City, Fujian Province
PRC China 361000
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86-1361930299
Registrant’s fax number, including area code: +86-05972265123

909 – 6081 No. 3 Road, Richmond, British Columbia, Canada V6Y 2B2
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note:

This amendment to our current report on Form 8-K/A is being filed to correct the spelling of Xin Li’s name.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2012, Mr. Xin Li resigned as a director and Chief Executive Officer of our company. Mr. Li’s resignation was not as a result of any disagreement with our company or its policies.

Our current directors are Longwen Lin and Peifeng Huang. Mr. Lin is also our Chief Executive Officer, President and Chairperson and Thomas Yeo is our Chief Financial Officer and Corporate Secretary.

Item 9.01 Financial Statements and Exhibits

99.1 news release dated March 7, 2012 (incorporated by reference to our current report on Form 8-K filed on March 7, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGB INTERNATIONAL HOLDINGS, INC.

Per:
/s/ Longwen Lin
Longwen Lin
Chief Executive Officer, President and Director
April 4, 2012